BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE FISCAL COUNCIL

HELD ON AUGUST 06, 2019

1.           Date, Time and Place: Held on August 06, 2019, at 11:00 a.m., in São Paulo City, São Paulo State, at the BRF S.A.’s (“Company”) office located at Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2.           Summons and Presence: Summons duly held pursuant to the Fiscal Council Internal Regulation, with the presence of the totality of the members of the Fiscal Council: Messrs. Attílio Guaspari (“Mr. Attílio Guaspari”), Maria Paula Soares Aranha (“Mrs. Maria Paula”) and André Vicentini (“Mr. André Vicentini”).

3.           Presiding Board: Chairman: Attílio Guaspari. Secretary: Carlos Eduardo de Castro Neves.

4.           Agenda: (i) Analysis and Discussion of the Quarterly Financial Information for the Quarter ended June 30, 2019.

5.           Matters and Resolutions: Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.    Analysis and Discussion of the Quarterly Financial Information for the Quarter ended June 30, 2019. The quarterly financial information for the quarter ended June 30, 2019 (“2nd ITR/2019”) were presented to the members of the Fiscal Council. After analysis and discussion, the members of the Fiscal Council clarified their doubts and acknowledged the 2nd ITR/2019.

6.           Documents Filed at the Company: The documents analyzed by the members of the Fiscal Council or information presented during the meeting were filed at the Company’s head office.

Extract of the Minutes of the Ordinary Meeting of the Fiscal Council held on August 06, 2019

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE FISCAL COUNCIL

HELD ON AUGUST 06, 2019

7.           Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up, having been read and found correct by all those present, and signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Fiscal Council.

São Paulo, August 06, 2019.

_________________________________ Carlos Eduardo de Castro Neves Secretary

Extract of the Minutes of the Ordinary Meeting of the Fiscal Council held on August 06, 2019